Exhibit 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS
FactSet Research Systems Inc. (the “Company”) and I, Gene Fernandez have entered into this Separation Agreement and General Release of Claims (this “Agreement”) to settle all known and unknown claims I might have against the Company and all related parties. Except to the extent governed by federal law or any applicable non-U.S. law, this Agreement shall be governed by the statutes and common law of Connecticut, excluding any that mandate the use of another jurisdiction’s laws. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Company’s Executive Severance Plan, as may be amended from time to time in accordance with its terms.
The Company and I agree as follows:
Section 1 -- In General
The Company and I hereby agree that my employment with the Company will end on November 30, 2022 (the “Date of Termination”). Effective as of the Date of Termination (or such earlier date as determined by the Company in its sole discretion), I shall irrevocably resign from all offices, titles, position, and appointments at the Company and any of its Affiliates, including as a member of the Board (or a committee thereof), provided that during the period from the date of this Agreement to the Date of Termination (such period, the “Transition Period”), I will remain employed by the Company pursuant to this Agreement.
Section 2 -- Transition Period
During the Transition Period, subject to my continued employment, the Company promises that I will remain on active payroll and continue to receive the compensation and benefits as provided to me immediately prior to the date of this Agreement, including my current base salary ($425,000.00 per annum), less all applicable federal, state, local and non-U.S. deductions and withholding, except I will not be entitled to receive any additional equity-based awards during the Transition Period.
Section 3 -- Severance Payments and Benefits
The Company promises that I will receive the compensation and benefits set forth in Appendix A attached hereto (“Appendix A”), which includes amounts payable under the Company’s Executive Severance Plan and pursuant to the Company’s equity-based awards, that are conditioned on my execution of this Agreement and compliance with its terms. I understand and agree that I am not otherwise entitled to receive the compensation and benefits set forth in Appendix A. I understand that this Agreement shall be immediately effective upon my execution and delivery of the Agreement to the Company, provided that if I fail to comply with this Agreement (including the Second Release requirement pursuant to Section 5), I will not receive the amounts or benefits that are set forth in Appendix A, and this Agreement will never go into effect.
Section 4 -- First Complete General Release of Claims
I acknowledge and represent that the consideration provided by the Company in this Agreement is adequate and satisfactory in exchange for the general release provided by me in this Section 4 and for the other commitments I make in this

Agreement, and that, in exchange for the compensation and benefits set forth on Appendix A, the following releases are made as of the date of this Agreement:
(a)Claims Released: Except for the claims identified in Section 4(b), I irrevocably and unconditionally release (i.e., give up), acquit and forever discharge all known and unknown claims, promises, causes of action, charges, complaints, demands, liabilities, obligations, agreements, controversies, damages, suits, entitlements, costs, losses, debts and expenses (including attorneys’ fees and legal expenses) or similar rights of any type that I currently may have (“Claims”) with respect to any Released Party listed in Section 4(c). I understand that I am not releasing future rights or claims, meaning rights or claims that arise after the date of this Agreement. I understand that the Claims I am releasing might arise under many different federal, state, local or non-U.S. laws (including statutes, regulations, other administrative guidance, and common law doctrines). Without limiting the generality of the foregoing, I acknowledge that I knowingly and voluntarily waive and release any and all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Executive Order 11,141, which prohibit age discrimination in employment, as well as all Claims under the following:
(i)    Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act (“ADA”) and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information Nondiscrimination Act of 2008 (“GINA”), which prohibits discrimination based on genetic information; and any other federal, state, local or non-U.S. laws prohibiting discrimination in employment based on a protected category, such as actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status, sex, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics;
(ii)    Federal employment statutes, such as the Worker Adjustment and Retraining Notification Act (“WARN Act”), which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974 (“ERISA”), which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws; and
(iii)    Other laws, such as any federal, state, local or non-U.S. laws mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, local or non-U.S. law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, local or non-U.S. laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related Claims; any other law relating to salary, commission, compensation, benefits, and other matters; and family and medical leave laws.
Examples of released Claims include, but are not limited to the following (except to the extent explicitly preserved by Section 3 or 4(b) of this Agreement):

(i) Claims that in any way relate to or arose during my employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that I have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; (iv) any Claims to attorneys’ fees or other indemnities (such as under the Civil Rights Attorneys’ Fees Act), with respect to Claims I am releasing; or (v) Claims under the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, and the Connecticut Smokers’ Rights Law.
(b)Claims Not Released: This Agreement does not release any claims that the law does not permit me to release. Nothing herein affects my rights to indemnification in respect of my service as a director or officer of the Company or any of its Affiliates, reimbursement for business expenses incurred through the date of this Agreement in accordance with Company policy, payment of accrued salary, payment for accrued but unused vacation in accordance with Company policy, vested benefits under the Company’s 401(k) plan and any other rights pursuant to the employee benefit plans of the Company and its Subsidiaries that are accrued and vested as of the date of this Agreement, subject to the terms of the applicable plan. Furthermore, this Agreement does not release my rights to the payments set forth in Appendix A.
(c)Released Parties: The Released Parties are the Company, all current and former parents, Subsidiaries, Affiliates, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their successors.
(d)Covenant not to Sue: I affirm that (i) I have not filed, and have not caused to be filed, and am not presently party to, any lawsuit or arbitration against any Released Party in any forum and (ii) agree not to sue any of the Released Parties or become a party to a lawsuit on the basis of any Claims of any type to date that arise out of any aspect of my employment or severance from employment other than, in each case, in order to enforce rights under Appendix A or Section 4(b). I understand that this is an affirmative promise not to sue any of the Released Parties, which is in addition to my general release of claims in Section 4(a). If, despite this Agreement, I sue or bring an arbitration action asserting any Claim that I have released, (i) I will be liable to the Released Party (as defined below) for its attorneys’ fees, other defense costs, and any other damages that my suit or arbitration causes, except those attributable to ADEA claims and (ii) the Company shall have no obligation to pay any amounts set forth in Appendix A and the Company shall be entitled to recover any amounts set forth in Appendix A paid to me prior to the date of such actual or threatened violation. I promise not to accept any relief or remedies not set forth in this Agreement as to any Claim I have released by signing it.
(e)California Law: I acknowledge that I have read and understand Section 1542 of the California Civil Code that reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any claims herein.
Section 5 -- Second Release of Claims
I agree that my eligibility to receive the compensation and benefits set forth on Appendix A is subject to my execution, not later than 21 days following the Date of Termination, of a second release of claims (the “Second Release”) in the form attached hereto as Appendix B, and the non-revocation of the Second Release during the period specified therein. If I fail to execute and deliver the Second Release within 21 days following the Date of Termination, or if I revoke the Second Release as provided therein, I will forfeit my right to receive the compensation and benefits set forth on Appendix A.
Section 6 -- Promises
(a)Employment Termination: I agree that my employment with the Company and its Affiliates will end as of the Date of Termination, and that I will receive the payments and benefits under this Agreement (subject to my compliance with the terms of this Agreement) in lieu of any such other rights or benefits to which I possibly could be or become entitled. I have not been told that the Company or any Released Party will rehire me.
(b)Company Property and Debts: On or before the Date of Termination, I will return to the Company all files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, devices and equipment belonging to the Company (including computers, laptops, tablets, smart phones, handheld electronic devices, telephone equipment, and other electronic devices), and any other property of the Company or any Released Party in my possession or control, other than specific mutually approved devices, all with the Company’s consent. I have cooperated with the Company and will cooperate with the Company regarding the proper handling of any digital property of the Company that may be retained in mobile phone or related digital storage devices, media or accounts. As of the Date of Termination, I will have cleared all expense accounts, repaid everything I owe to the Company or any Released Party, paid all amounts I owe on Company-provided credit cards or accounts (such as mobile or smart phone accounts), and canceled or personally assumed any such credit cards or accounts.
(c)Taxes: I am responsible for paying any taxes on amounts I receive because I signed this Agreement. I agree that the Company is to withhold all taxes it determines it is legally required to withhold. I agree not to make any claim against the Company or any other person based on how the Company reports amounts paid under this Agreement to tax authorities.
(d)Ownership of Claims: I have not assigned or transferred any Claim I am purporting to release, nor have I attempted to do so.
(e)Communication with Government Agency; Immunity: This Agreement does not preclude me from filing an administrative charge or otherwise communicating with any federal, state, local or non-U.S. government office, official or agency, or from reporting possible violations of any law or regulation, making disclosures to, and/or participating in any investigation or proceeding conducted by any federal, state, local or non-U.S. agency, including the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission (“SEC”), the Department of Fair Employment and Housing and/or any governmental authority charged with the enforcement of any employment laws. However, I understand that by signing this Agreement I am waiving the right to recover any damages or to receive other relief in any claim or suit brought by any such federal, state, local or non-U.S agency on my behalf, or with respect to any Claim released by Paragraph 2(a) of this Agreement, to the fullest extent permitted by applicable law. Furthermore, nothing in this Agreement prohibits me from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934 (the “Exchange Act”), maintaining the confidentiality of a claim with the SEC; (ii) providing Confidential Information (as defined in Section 6(g) below) to the SEC, or providing the SEC with information that would otherwise violate any provision of this Agreement, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act. Notwithstanding my confidentiality obligations set forth in this Agreement, I understand that, pursuant to the Defend Trade Secrets Act of 2016, I will not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, local or non-U.S. government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. I also understand that if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order.  I understand that if a disclosure of trade secrets was not done in good faith pursuant to the above, then I may be subject to liability, including, without limitation, punitive damages and attorneys’ fees.
(f)Mutual Agreement Not to Disparage or Harm: Subject to Section 6(e), I agree not to criticize, denigrate, or disparage any Released Party and, in particular, not to criticize, denigrate, or disparage any current or former employee of the Company. I understand and agree that breach of this provision will result in damages that are difficult to quantify. The Company likewise agrees not to criticize, denigrate, or disparage me or my work in any communication to a third party. I agree not to incur any expenses, obligations, or liabilities on behalf of the Company.
(g)Confidential and Proprietary Information and Existing Obligations: Subject to Section 6(e), I understand that, at all times in the future, I will remain bound by any Company or Company Affiliate agreement or policy relating to non-solicitation, non-competition, confidential information, proprietary information, invention, or similar matters to which I am now subject, in accordance with the terms of such agreement or policy, including but not limited to any FactSet Research Systems Inc. Intellectual Property Agreement which I previously signed and any non-competition, non-solicitation and confidentiality restrictions to which I am subject pursuant to the Company’s Stock Option and Award Plan, as amended from time to time, and any award agreements thereunder, and which are expressly incorporated by reference herein, and I agree that to the extent any provision in any such agreement, plan or policy conflicts with any provision in this Agreement, the provision or interpretation affording the greater protection to the Company shall govern. In particular, I acknowledge that my employment by the Company created a relationship of confidence and trust with respect to any information of a confidential or secret nature disclosed to me by the Company or a third party that (i) related to the business of the Company or to the business of any parent, Subsidiary, Affiliate, customer or supplier of the Company or any other party with whom the Company agreed to hold information of such party in confidence, (ii) was not generally known to the public or to other persons in the industry, or if generally known, was used, selected or arranged by the Company in a manner not generally known and was made the property of the Company by mutual agreement of the parties, including by the Invention Assignment and Proprietary Information Agreement, and/or similar agreement, and (iii) that the Company has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure (the “Confidential Information”). I agree and represent that I have not disclosed, copied, disseminated, shared or transmitted any Confidential Information to any person, firm, corporation or entity for any reason or purpose whatsoever, except in the course of carrying out my duties and responsibilities of employment with the Company. I also agree, at all times in the future, not to make use of any Confidential Information for my own purposes or for the benefit of any person, firm, corporation or other entity. I further warrant and represent that all Confidential Information in my possession, custody or control that is or was a property of the Company has been or shall be returned to the Company by the Date of Termination.
(h)Implementation: I agree to sign any documents and do anything else that in the future is needed to implement this Agreement.
(i)Other Representations: In addition to my other representations in this Agreement, I have made the following representations to the Company, on which I acknowledge it also has relied in entering into this Agreement with me:
i.I have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which I might still be entitled to compensation or relief in the future. I have properly reported any and all job-related wrongs or injuries for which I might still be entitled to compensation or relief, such as an injury for which I might receive a workers’ compensation award in the future. I have properly reported all hours that I have worked and I have been paid all wages, overtime, commissions, compensation, benefits, and other amounts that the Company or any Released Party should have paid me in the past.
ii.This Agreement is not an admission of wrongdoing by the Company or any other Released Party.
iii.I am intentionally releasing claims that I do not know I might have and that, with hindsight, I might regret having released.
iv.If the Company or I successfully assert that any provision in this Release is void, the rest of the Agreement shall remain valid and enforceable.
(j)False Claims Representations and Promises: I have disclosed to the Company any information I have concerning any conduct involving the Company or any Affiliate that I have any reason to believe may be unlawful or that involves any false claims to the United States. I promise to cooperate fully in any investigation the Company or any Affiliate undertakes into matters occurring during my employment with the Company or any Affiliate. I understand that nothing in this Agreement prevents me from cooperating with any U.S. government investigation. In addition, to the fullest extent permitted by law, I hereby irrevocably assign to the U.S. government any right I might have to any proceeds or awards in connection with any false claims proceedings against the Company or any Affiliate.
(k)Cooperation Required: I agree that when requested by the Company, I will promptly and fully respond to all inquiries from the Company or any Affiliate and its representatives relating to any lawsuit in which I am identified as having factual information needed by the Company. To the extent I incur reasonable out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Company or any Affiliate at its request, the Company will mail me a reimbursement check for those expenses within 15 days after it receives my request for payment, along with satisfactory written substantiation of the claimed expenses.
(l)Disclosure: Nothing herein shall prevent the Company or me from disclosing the terms of this Agreement if required to do so under applicable law or by a court of competent jurisdiction.
Section 7 -- Consequences of Violating Promises
        I agree that the Company would be irreparably harmed by any actual or threatened violation of Section 6 that involves disclosure or use of confidential information, proprietary information, trade secrets or the violation of any obligations to the Company or its Affiliates in respect of non-competition or non-solicitation, and that the Company will be entitled to an injunction prohibiting me from committing any such violation. In addition, I agree that, in the event of any actual or threatened violation of Section 6 or any confidentiality, non-solicitation or non-competition agreement with the Company or any of its Subsidiaries, then the Company shall (a) have no obligation to pay any amounts set forth in Appendix A and (b) will be entitled to recover any amounts set forth in Appendix A previously paid to me.
Section 8 -- Miscellaneous
(a)Entire Agreement: In addition to any Company or Company Affiliate agreement, plan or policy relating to non-solicitation, non-competition, the confidentiality of Proprietary Information, inventions, or similar matters referenced in Section 6 above, this Agreement is the entire agreement between me and the Company relating to my termination of employment or the subject matter of this Agreement. This Agreement may not be modified or canceled in any manner, nor may any provision of it or any legal remedy with respect to it be waived, except by a writing signed by both me and an authorized Company official. I acknowledge that the Company has made no representations or promises to me (such as that my former position will remain vacant), other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.
(b)Successors: This Agreement binds my heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.
(c)Interpretation: This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against me or any Released Party. Unless the context indicates otherwise, the term “or” shall be deemed to include the term “and” and the singular or plural number shall be deemed to include the other. Captions are intended solely for convenience of reference and shall not be used in the interpretation of this Agreement.
Section 9 -- Arbitration of Disputes
        The Company and I agree to resolve any disputes we may have with each other through final, binding and confidential arbitration consistent with applicable law. For example, I am agreeing to arbitrate any dispute about the validity of this Agreement or any discrimination claim. I also agree to resolve through final, binding and confidential arbitration any disputes I have with any other Released Party who elects to arbitrate those disputes under this subsection. Arbitration shall be conducted by the American Arbitration Association in accordance with its employment dispute resolution rules which can be found at www.adr.org/employment, and consistent with state law. A neutral arbitrator will preside over the arbitration and issue a written decision subject to limited judicial review. The decision shall remain confidential between the parties and shall not be published by the arbitrator or the AAA. All remedies available under law will be available in the Arbitration. The Arbitration proceedings will allow for adequate discovery. Commencement of the Arbitration will be at a minimal cost to me. This agreement to arbitrate does not apply to government agency proceedings. By agreeing to this Agreement, I understand that I am waiving my right to a jury trial.
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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT.
BEFORE SIGNING THIS AGREEMENT, TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).
BY SIGNING THIS AGREEMENT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

Executed at Norwalk, Connecticut, this 26th day of April, 2022, and signed under penalty of perjury under the laws of the state of Connecticut.

/s/ GENE FERNANDEZ
Signature

Gene Fernandez

Executed at Norwalk, Connecticut this 26th day of April, 2022.

For FactSet Research Systems Inc.

/s/ F. PHILIP SNOW
Name:	F. Philip Snow
Title:	Chief Executive Officer

APPENDIX A
Severance Payments and Benefits

Type of Payment/Benefit	Form and Amount of Payment/Benefit	Timing of Payment/Benefit
Cash	One Time FY 2022 base salary and target bonus plus FY23 ratable bonus at FY22 Rate, $954,795.00	Earlier of (i) the first payroll after the expiration of the seven-day revocation period for the second release and (ii) December 31, 2022
Acceleration of Equity (Stock Options)
The accelerated vesting of 1,409 stock options granted on November 1, 2018;
The accelerated vesting of 997 stock options granted on November 1, 2019;
The accelerated vesting of 894 stock options granted on November 9, 2020; and
The accelerated vesting of 732 stock options granted on November 1, 2021.
Exercisable for 90 days after Date of Termination
Settling of Performance Units Granted on November 9, 2020 and November 1, 2021
(1)983 Performance Units; and
(2)295 Performance Units.
Number of Performance Units is estimated and is subject to the achievement of Company goals to be paid out within 30 days of the end of the Performance Period.

(1)Vesting to be settled on or about November 10, 2023; payment to be within 30 days after November 10, 2023.
(2)Vesting to be settled on or about November 4, 2024; payment to be within 30 days after November 4, 2024.

Welfare Continuation Reimbursement	Reimbursement by the Company of the cost of the employee’s premiums for continued coverage under the group health plan at the current level of coverage as of the Date of Termination, for a period of 12 months from the Date of Termination, for an approximate total amount of $25,733.04.	Payment to be made by Company directly to providers.
Outplacement Assistance	Reasonable outplacement assistance with a firm determined by the Company for up to one year following the Date of Termination (or, if earlier, the date you commence employment with a subsequent employer).	Up to a maximum cost of $25,000.00, paid directly to the outplacement firm by the Company.

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Second Release

This release (this “Second Release”) is made by Gene Fernandez (“Employee”) as of the date set forth below in connection with the Separation Agreement and General Release of Claims between Employee and FactSet Research Systems Inc. (the “Company”), made [●], 2022 (the “Separation Agreement”), and in association with the termination of Employee’s employment with the Company. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Company’s Executive Severance Plan, as may be amended from time to time in accordance with its terms.

1.    In consideration of payments to be made to Employee and other benefits to be received by Employee pursuant to the Separation Agreement, Employee, being of lawful age, irrevocably and unconditionally releases (i.e., gives up), acquits and forever discharges all known and unknown claims, promises, causes of action, charges, complaints, demands, liabilities, obligations, agreements, controversies, damages, suits, entitlements, costs, losses, debts and expenses (including attorneys’ fees and legal expenses) or similar rights of any type that Employee currently may have (“Claims”) with respect to the Company, all current and former parents, Subsidiaries, Affiliates, partnerships, or joint ventures, and, with respect to each of them, their predecessors and successors; and, with respect to each such entity, all of its past, present, and future employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection, and their successors (collectively, the “Released Parties”). Employee understands that Employee is not releasing future rights or claims, meaning rights or claims that arise after the date that Employee executes and delivers this Second Release. Employee understands that the Claims Employee is releasing might arise under many different federal, state, local or non-U.S. laws (including statutes, regulations, other administrative guidance, and common law doctrines). Without limiting the generality of the foregoing, Employee acknowledges that Employee knowingly and voluntarily waives and releases any and all Claims under the Age Discrimination in Employment Act (the “ADEA”) and Executive Order 11,141, which prohibit age discrimination in employment, as well as all Claims under the following:
(i)    Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act (“ADA”) and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Genetic Information Nondiscrimination Act of 2008 (“GINA”), which prohibits discrimination based on genetic information; and any other federal, state, local or non-U.S. laws prohibiting discrimination in employment based on a protected category, such as actual or perceived race, religion, color, national origin, ancestry, physical or mental disability, medical condition, genetic information, marital status, sex, sexual orientation, or association with a person who has, or is perceived to have, any of those characteristics;
(ii)    Federal employment statutes, such as the Worker Adjustment and Retraining Notification Act (“WARN Act”), which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974 (“ERISA”), which, among other things, protects employee benefits; and any other federal laws relating to employment, such as veterans’ reemployment rights laws; and
(iii)    Other laws, such as any federal, state, local or non-U.S. laws mandating leaves of absence, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, local or non-U.S. law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, local or non-U.S. laws providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims; any other law relating to salary, commission, compensation, benefits, and other matters; and family and medical leave laws.
Examples of released Claims include, but are not limited to the following (except to the extent explicitly preserved by Section 3 or 4(b) of the Separation Agreement): (i) Claims that in any way relate to or arose during Employee’s employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that Employee has irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits; (iv) any Claims to attorneys’ fees or other indemnities (such as under the Civil Rights Attorneys’ Fees Act), with respect to Claims Employee is releasing; or (v) Claims under the Connecticut Human Rights and Opportunities Law, the Connecticut Family and Medical Leave Law, the Connecticut Age Discrimination and Employee Insurance Benefits Law, and the Connecticut Smokers’ Rights Law.
2.    Employee acknowledges that Employee has read and understands Section 1542 of the California Civil Code that reads as follows:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
Employee hereby expressly waives and relinquishes all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any claims herein.
3.    Employee hereby acknowledges and agrees that the Covenant not to Sue set forth in Section 4(d) of the Separation Agreement applies to all Claims released pursuant to this Second Release.
4.    Notwithstanding anything to the contrary, nothing in this Second Release shall constitute a release of any rights of Employee that are preserved pursuant to Section 3 or 4(b) of the Separation Agreement, and nothing herein shall prohibit or restrict Employee from taking any actions permitted by Section 6(e) of the Separation Agreement. In addition, nothing in this Second Release shall prohibit or restrict Employee from  challenging the knowing and voluntary nature of Employee’s release of claims under the ADEA pursuant to the Older Workers Benefit Protection Act.
5.    Employee acknowledges that, before signing this Second Release, Employee was given at least 21 days in which to consider this Second Release. Employee waives any right Employee might have to additional time within which to consider this Second Release. Employee further acknowledges that: (1) Employee took advantage of the time Employee was given to consider this Second Release before signing it; (2) Employee carefully read this Second Release; (3) Employee fully understands it; (4) Employee is entering into it voluntarily; (5) Employee is receiving valuable consideration in exchange for Employee’s execution of this Second Release that Employee would not otherwise be entitled to receive; (6) the Company, by this writing, encouraged Employee to discuss this Second Release with Employee’s attorney (at Employee’s own expense) before signing it, and that Employee did so to the extent Employee deemed appropriate; and (7) any changes made to this Second Release, whether material or immaterial, will not restart the 21 day consideration period. Employee understands that Employee is entitled to revoke this Second Release, in writing, within 7 days once Employee signs it. Such revocation must be delivered to the Company as provided herein within the 7 day period, in which case Employee will receive no benefits pursuant to Appendix A of the Separation Agreement. If Employee does not revoke this Second Release, it will become enforceable on the eighth day after Employee signs it. The Company need not sign this Second Release for it to become effective and irrevocable.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS SECOND RELEASE.
BEFORE SIGNING THIS SECOND RELEASE, TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE). YOU HAVE 21 DAYS TO CONSIDER THIS AGREEMENT. IF YOU DO NOT SIGN AND RETURN THIS AGREEMENT WITHIN THIS 21-DAY PERIOD, IT AUTOMATICALLY EXPIRES.
ONCE YOU SIGN THIS AGREEMENT, YOU WILL HAVE AN ADDITIONAL 7 DAYS TO REVOKE IT. IF YOU CHOOSE TO REVOKE THIS AGREEMENT, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO:
RACHEL STERN, CHIEF LEGAL OFFICER
FACTSET RESEARCH SYSTEMS INC.
45 GLOVER AVENUE, NORWALK, CT 06850

BY SIGNING THIS AGREEMENT, YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

Executed at Norwalk, Connecticut, this [●]th day of [●], 20[●], and signed under penalty of perjury under the laws of the state of Connecticut.

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